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                                                                EXHIBIT 99(e)(1)

                       FIRST AMERICAN STRATEGY FUNDS, INC.
                             DISTRIBUTION AGREEMENT

     THIS AGREEMENT is made as of this 1st day of July, 2007, between FIRST AMERICAN STRATEGY FUNDS, INC., a Minnesota corporation (the "Fund"), and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the "Distributor").

     WHEREAS, this Agreement replaces and supersedes the Distribution Agreement dated September 19, 2006, between the Fund and the Distributor.

     WHEREAS, the Fund is registered as an investment company with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended ("1940 Act"), and its shares are registered with the SEC under the Securities Act of 1933, as amended ("1933 Act"); and

     WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended;

     WHEREAS, the Fund desires to appoint the Distributor to act as distributor and shareholder servicing agent for the shares of the Fund's portfolios, as now in existence or hereinafter created from time to time (the "Shares"), in accordance with the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the Fund and Distributor hereby agree as follows:

     ARTICLE 1. Sale of Shares. The Fund grants to the Distributor the exclusive right to sell Shares of each portfolio of the Fund (each a "Portfolio"), at the net asset value per Share plus any applicable sales charge, in accordance with the respective Portfolio's current prospectus, as agent and on behalf of the Fund, during the term of this Agreement and subject to the registration requirements of the 1933 Act, the rules and regulations of the Securities and Exchange Commission ("SEC") and the laws governing the sale of securities in the various states ("Blue Sky Laws").

     ARTICLE 2. Solicitation of Sales. In consideration of these rights granted to the Distributor, the Distributor agrees to use all reasonable efforts, consistent with its other business, in connection with the distribution of Shares of the Portfolios; provided, however, that the Distributor shall not be prevented from entering into like arrangements with other issuers. The provisions of this paragraph do not obligate the Distributor to register as a broker or dealer under the Blue Sky Laws of any jurisdiction when it determines it would be uneconomical for it to do so or to maintain its registration in any jurisdiction in which it is now registered nor obligate the Distributor to sell any particular number of Shares.

     ARTICLE 3. Authorized Representations. The Distributor is not authorized by the Fund to give any information or to make any representations other than those contained in the current registration statements and prospectuses of the Fund filed with the SEC or contained in Shareholder reports or other material that may be prepared by or on behalf of the Fund for the Distributor's use. The Distributor may prepare and distribute sales literature and other material as it may deem appropriate, provided that such literature and materials have been approved by the Fund prior to their use.

     ARTICLE 4. Registration of Shares. The Fund agrees that it will take all action necessary to register Shares under the federal and state securities laws so that there will be available for sale the number of Shares the Distributor may reasonably be expected to sell and to pay all fees associated with said registration. The Fund shall make available to the Distributor such number of copies of its currently

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effective prospectus and statement of additional information as the Distributor may reasonably request. The Fund shall furnish to the Distributor copies of all information, financial statements and other papers that the Distributor may reasonably request for use in connection with the distribution of Shares of the Portfolios.

     ARTICLE 5. Allocation Of Expenses. During the period of this Agreement, the Fund shall pay or cause to be paid all expenses, costs and fees incurred by the Fund which are not assumed by the Distributor or U.S. Bancorp Asset Management, Inc. (the "Adviser"). The Distributor agrees to provide, and shall pay costs which it incurs in connection with, ongoing servicing and/or maintenance of shareholder accounts with respect to each Portfolio (such costs are referred to as "Shareholder Servicing Costs"). Shareholder Servicing Costs include, but are not limited to, an allocation of the Distributor's overhead and payments made to persons, including employees of the Distributor, who respond to inquiries of shareholders regarding their ownership of Portfolio shares or their accounts with a Portfolio, or who provide other administrative services not otherwise required to be provided by the applicable Portfolio's investment adviser, administrator or transfer agent. The Distributor also shall pay all of its own costs incurred in connection with the distribution of shares of the Portfolios ("Distribution Expenses"). Distribution Expenses include, but are not limited to, the following expenses incurred by the Distributor: initial and ongoing sales compensation (in addition to sales loads) paid to investment executives of the Distributor and to other broker-dealers and participating financial institutions which the Distributor has agreed to pay; expenses incurred in the printing of prospectuses, statements of additional information and reports used for sales purposes; expenses of preparation and distribution of sales literature; expenses of advertising of any type; an allocation of the Distributor's overhead; payments to and expenses of persons who provide support services in connection with the distribution of Portfolio shares; and other distribution-related expenses.

     ARTICLE 6. Compensation of Distributor.

     (a) The Distributor shall be entitled to receive or retain any front-end sales charge imposed in connection with sales of shares of each Portfolio, as set forth in the applicable current Prospectus.

     (b) The Distributor shall be entitled to receive or retain any contingent deferred sales charge imposed in connection with any redemption of shares of each Portfolio, as set forth in the applicable current Prospectus.

     (c) Pursuant to the Fund's Amended and Restated Distribution and Service Plan (the "Plan") adopted by the Board of Directors of the Fund in accordance with Rule 12b-1 under the 1940 Act:

          (i) The Class A shares of each Portfolio will pay the Distributor a total fee in connection with the servicing of shareholder accounts of such class and in connection with distribution-related services provided in respect of such class, calculated and payable monthly, at the annual rate of .25% of the value of the average daily net assets of such class. All or any portion of such total fee may be payable as a Shareholder Servicing Fee designed to cover Shareholder Servicing Costs, and all or any portion of such total fee may be payable as a Distribution Fee designed to cover Distributions Expenses, as determined from time to time by the Fund's Board of Directors. Until further action by the Board of Directors, all of such fee shall be designated and payable as a Shareholder Servicing Fee.

          (ii) The Class B shares and the Class C shares of each Portfolio offering shares of such class will pay the Distributor a total fee in connection with the servicing of shareholder accounts of the respective class and in connection with distribution-related services provided in respect of such class, calculated and payable monthly, at the annual rate of 1.00% of the value of the average daily net assets of the respective class. A portion of such total fee will be payable as a


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     Shareholder Servicing Fee and a portion of such total fee will be payable as a Distribution Fee, as determined from time to time by the Fund's Board of Directors. With respect to each class, until further action by the Board of Directors, a portion of such total fee equal to .25% of the value of the average daily net assets of such class shall be designated and payable as a Shareholder Servicing Fee and the remainder of such fee shall be designated as a Distribution Fee.

          (iii) The Class R shares of each Portfolio offering such shares are authorized to pay the Distributor a total fee in connection with the servicing of shareholder accounts of such class and in connection with distribution-related services provided in respect of such class, calculated and payable monthly, at the annual rate of .50% of the value of the average daily net assets of such class. A portion of such total fee may be payable as a Shareholder Servicing Fee and all or any portion of such total fee may be payable as a Distribution Fee, as determined from time to time by the Fund's Board of Directors. Until further action by the Board of Directors, a portion of such total fee equal to .25% of the value of the average daily net assets of such class shall be designated and payable as a Shareholder Servicing Fee and the remainder of such fee shall be designated as a Distribution Fee.

          (iv) Amounts payable to the Distributor under the Plan may exceed or be less than the Distributor's actual Distribution Expenses and Shareholder Servicing Costs. In the event such Distribution Expenses and Shareholder Servicing Costs exceed amounts payable to the Distributor under the Plan, the Distributor shall not be entitled to reimbursement by the Fund.

          (v) In each year during which this Agreement remains in effect, the Distributor will prepare and furnish to the Board of Directors of the Fund, on a quarterly basis, written reports complying with the requirements of Rule 12b-1 under the 1940 Act that set forth the amounts expended under this Agreement and the Plan and the purposes for which those expenditures were made.

     (d) The Distributor may reallow any or all of the sales charges that it is paid under this Agreement to such dealers as the Distributor may from time to time determine.

     (e) The Distributor may transfer its right to all or a portion of the payments described above in Article 6, Section (c)(ii) to third persons who provide funding to the Distributor, provided that any such transfer shall not be deemed a transfer of the Distributor's obligations under this Agreement. Upon receipt of direction from the Distributor to pay such fees to a transferee, the Fund shall make payment in accordance with such direction.

     ARTICLE 7. Indemnification of Distributor. The Fund agrees to indemnify and hold harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees and disbursements incurred in connection therewith), arising by reason of any person acquiring any Shares, based upon the ground that the registration statement, prospectus, shareholder reports or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements made not misleading. However, the Fund does not agree to indemnify the Distributor or hold it harmless to the extent that the statements or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Distributor.


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     In no case (i) is the indemnity of the Fund to be deemed to protect the
Distributor against any liability to the Fund or its shareholders to which the Distributor or such person otherwise would be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Fund to be liable to the Distributor under the indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any person indemnified unless the Distributor or other person shall have notified the Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or such other person (or after the Distributor or the person shall have received notice of service on any designated agent). However, failure to notify the Fund of any claim shall not relieve the Fund from any liability which it may have to the Distributor or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph.

     The Fund shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Fund elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Fund and satisfactory to the indemnified defendants in the suit whose approval shall not be unreasonably withheld. In the event that the Fund elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants.

     The Fund agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or Directors in connection with the issuance or sale of any of its Shares.

     ARTICLE 8. Anti-Money Laundering Compliance Program. The USA PATRIOT Act imposes certain obligations on Broker-Dealers through new anti-money laundering provisions and amendments to the Bank Secrecy Act. Distributor agrees to adopt appropriate policies and procedures sufficient to ensure compliance with federal anti-money laundering laws and regulations, including the following:

     (a) Filing of Forms and Reports. The Distributor's exclusive business purpose is to provide mutual fund underwriting and distribution services, and it does not receive customer funds. However, any funds received by the Distributor, including funds received by the Distributor's registered representatives, will be processed in accordance with applicable law, including filing of Forms 8300, filing of Suspicious Activity Reports, and filing of any other forms required by applicable regulations.

     (b) Employee Awareness and NASD Training. The Distributor has implemented a program to educated employees with respect to its anti-money laundering program and applicable anti-money laundering regulations. To comply with the National Association of Securities Dealers training requirements, all of the Distributor's registered representatives are required to complete an anti-money laundering course as part of the Distributor's Firm Element Continuing Education. The course concludes with a test on the subject as per the NASD Rule.

     (c) Quarterly Reports. The Distributor (i) will report to the Fund's Board of Directors, at least quarterly, any forms filed and any compliance exceptions of its anti-money laundering policy, including resolution of such exceptions, or certify that there were no such forms filed and no such compliance exceptions to its anti-money laundering program; and (ii) will, on an annual basis, provide to the Board of Directors a copy of any policies created as part of its anti-money laundering program.


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     (d) Inspection. The Distributor agrees that federal, state and other self-regulatory organizations' examiners shall have access to information and records relating to any anti-money laundering activities performed by the Distributor for the Fund, and the Distributor consents to any inspection authorized by law or regulation in connection thereof.

     (e) Annual Audit. The Distributor agrees to an annual independent audit of its anti-money laundering program and also agrees to respond to the Fund's Board of Directors with respect to each recommendation made pursuant to such audit.

     ARTICLE 9. Indemnification of Fund. The Distributor covenants and agrees that it will indemnify and hold harmless the Fund and each of its Directors and officers and each person, if any, who controls the Fund within the meaning of
Section 15 of the Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) based upon the 1933 Act or any other statute or common law and arising by reason of any person acquiring any Shares, and alleging a wrongful act of the Distributor or any of its employees or alleging that the registration statement, prospectus, Shareholder reports or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Distributor.

     In no case (i) is the indemnity of the Distributor in favor of the Fund or any other person indemnified to be deemed to protect the Fund or any other person against any liability to which the Fund or such other person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Fund or any person indemnified unless the Fund or person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Fund or upon any person (or after the Fund or such person shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Fund or any person against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph.

     The Distributor shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by the Distributor and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that the Distributor elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

     The Distributor agrees to notify the Fund promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the Fund's Shares.

     ARTICLE 10. Proprietary and Confidential Information. The Distributor agrees on behalf of itself and its managers, officers, and employees to treat confidentially and as proprietary information of the Fund, all records and other information relative to the Fund and prior, present or potential


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shareholders of the Fund (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities, or (iii) when so requested by the Fund. Records and other information which have become known to the public through no wrongful act of the Distributor or any of its employees, agents or representatives, and information that was already in the possession of the Distributor prior to receipt thereof from the Fund or its agent, shall not be subject to this paragraph.

     Further, the Distributor will adhere to the privacy policies adopted by the Fund pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard, the Distributor shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Fund and its shareholders.

     ARTICLE 11. Effective Date . This Agreement shall be effective upon its execution, and unless terminated as provided, shall continue in force for one year from the effective date and thereafter from year to year, provided that such annual continuance is approved by (i) either the vote of a majority of the Directors of the Fund, or the vote of a majority of the outstanding voting securities of the Fund, and (ii) the vote of a majority of those Directors of the Fund who are not parties to this Agreement or the Plans or interested persons of any such party ("Qualified Directors"), cast in person at a meeting called for the purpose of voting on the approval. This Agreement shall automatically terminate in the event of its assignment. As used in this paragraph the terms "vote of a majority of the outstanding voting securities", "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act. In addition, this Agreement may at any time be terminated without penalty by The Distributor, by a vote of a majority of Qualified Directors or by vote of a majority of the outstanding voting securities of the Fund upon not less than sixty days prior written notice to the other party.

     ARTICLE 12. Notices. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Fund, attn: Jeffery Wilson, 800 Nicollet Mall, Minneapolis, MN 55402; and to its Secretary at the following address: Kathleen Prudhomme, 800 Nicollet Mall, Minneapolis, MN 55402; and if to the Distributor, attn: James Schoenike, 615 East Michigan Street, Milwaukee, WI 53202.

     ARTICLE 13. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Minnesota and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Minnesota, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

     ARTICLE 14. Multiple Originals. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.


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     IN WITNESS, the Fund and Distributor have each duly executed this
Agreement, as of the day and year above written.

                                        FIRST AMERICAN STRATEGY FUNDS, INC.


                                        By: /s/ Jeffery M. Wilson
                                            ----------------------------
                                            Jeffery M. Wilson
                                        Its: Vice President - Administration


                                        QUASAR DISTRIBUTORS, LLC


                                        By: /s/ James R. Schoenike
                                            ----------------------------
                                            James R. Schoenike
                                        Its: President


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